                                                              EXHIBIT (j)(2)(ii)


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of Van Kampen Growth Fund:

We consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus and "Other Information - Independent Auditors" in the Statement of Additional Information in the registration statement.


/s/ KPMG LLP

KPMG LLP

Chicago, Illinois
July 18, 2001